Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of May 21, 2013, between Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), and Navios Maritime Holdings Inc., a Marshall Islands corporation (the “Purchaser”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

WHEREAS, the Purchaser is an entity affiliated with the officers and directors of the Company; and

WHEREAS, in furtherance of the Company’s plan to obtain financing through a registered direct offering (the “Offering”) of 16,438,356 shares of its common stock (the “Common Stock”), par value $0.0001 per share, and to demonstrate its commitment to the Company, the Purchaser desires to make an investment in the Company by purchasing shares of Common Stock (each, a “Share” and collectively, the “Shares”) on the terms and conditions described herein.

NOW THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1. Authorization, Purchase and Sale.

A. Authorization of the Shares. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchaser of an aggregate of 16,438,356 Shares.

B. Purchase and Sale of the Shares. The Company shall sell to the Purchaser, and subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, simultaneously with the completion of the Offering, 16,438,356 Shares. The purchase price of each Share shall be $3.65 per share for an aggregate purchase price of $59,999,999.40 (the “Purchase Price”), which shall be paid by wiring of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company in advance of the closing.

Section 2. The Closing. The closing of the purchase and sale of the Shares to the Purchaser (the “Closing”) shall take place simultaneously with, and at the same offices as the closing of the Offering. As soon as practicable following the Closing, the Company shall deliver certificates evidencing the Shares to the Purchaser, registered in the Purchaser’s name, upon the payment of the Purchase Price at the Closing, by wire transfer of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company in advance of the Closing.

Section 3. Representations, Warranties and Covenants of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Shares to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company that:

A. Capacity and State Law Compliance.

(i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Purchaser.

(ii) The execution, delivery and performance of this Agreement by the Purchaser will have been duly authorized by the Purchaser as of the Closing.

(iii) To the Purchaser’s knowledge, the Purchaser has engaged in the transactions contemplated by this Agreement within a jurisdiction in which the offer and sale of the Shares is permitted under applicable securities laws. The Purchaser understands and acknowledges that any resale of the Shares may require the registration of such shares of Common Stock under U.S. federal, state or foreign securities laws or the availability of an exemption from such registration requirements.

B. Authorization; No Breach.

(i) The Purchaser has the full right, power and authority to enter into this Agreement, and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by the Purchaser of this Agreement, and the fulfillment of and compliance with the terms hereof by the Purchaser do not, and shall not as of the Closing, conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Shares for its own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(iii) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including the filing of the Registration Statement or any Prospectus Supplement.

(v) By virtue of the Purchaser’s affiliation with officers and directors of the Company, the Purchaser has access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares. The Purchaser has been afforded the opportunity to ask questions of the other executive officers and directors of the Company who are not affiliated with the Purchaser and the Manager (defined below). The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on, or made any recommendation or endorsement of, the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(vii) The Purchaser understands that: (A) the Shares have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (x) subsequently registered thereunder or (y) sold in reliance on an exemption therefrom; and, (B) except as specifically set forth in the Registration Rights Agreement by and among the Company and the Purchaser, dated as of the date hereof (the “Registration Rights Agreement”), neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state or foreign securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser represents that it is familiar with Rule 144 adopted pursuant to the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

(viii) The Purchaser acknowledges that it has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies such as the Company, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. The Purchaser can afford a complete loss of its investment in the Shares.

D. No Group. By virtue of the Purchaser’s purchase of the Shares under this Agreement, such participation shall not be construed so as to make the Purchaser part of, or a participant in, a “group” as defined in Rule 13d-5 of the Exchange Act with respect to any securities of the Company.

E. Rescission Right Waiver and Indemnification.

(i) The Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Shares. In this regard, if the Offering were deemed to be a general solicitation with respect to the Shares, the offer and sale of such Shares might not be exempt from registration and, if not, the Purchaser would have a prima facie claim, subject to applicable defenses, to rescind its purchase of the Shares. In order to facilitate the completion of the Offering and in order to protect the Company and its stockholders from claims that may adversely affect the Company or the interests of its stockholders, the Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Shares. The Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Shares to the Purchaser. The Purchaser further agrees that the foregoing waiver of rescission rights shall, to the extent permitted under applicable law, apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Rescission Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”), including, without limitation, reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Rescission Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Shares hereunder or relating to the purchase of the Shares and the transactions contemplated hereby.

(ii) The Purchaser agrees to indemnify and hold harmless the Company against any and all Losses and Expenses whatsoever to which the Company may become subject as a result of the purchase of the Shares by the Purchaser.

(iv) The Purchaser acknowledges and agrees that the stockholders of the Company, including those who purchase shares of Common Stock in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 3.E. of this Agreement.

(v) The Purchaser agrees that, to the extent any waiver of rights under this Section 3.E. is ineffective as a matter of law, the Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchaser further acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard and the receipt of all information it requires to agree to such waiver.

Section 4. Conditions Precedent to Closing.

A. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true at and as of the Closing as though then made.

(ii) Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(iii) Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Shares hereunder.

B. This Agreement evidences the agreement between the Company, on the one hand, and the Purchaser, on the other hand. Accordingly the Company may (but shall not be required to) waive any closing condition with respect to the Purchaser.

Section 5. Termination. This Agreement may be terminated by agreement of the Company and the Purchaser at any time prior to the consummation of the Closing if the Offering is not closed within the time periods described in the Placement Agency Agreement, and this Agreement shall automatically terminate without any further action by any party and thereafter be null and void upon termination of the Placement Agency Agreement or the Offering.

Section 6. Survival. All of the representations, warranties, covenants and agreements contained in Section 3 shall survive the Closing for a period of six (6) months, except as otherwise specifically provided herein.

Section 7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Placement Agency Agreement” means that certain placement agency agreement to be entered into by and among the Company and RS Platou Markets, Inc., individually and as manager on behalf of the placement agents (the “Manager”), in connection with the Offering.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Prospectus Supplement” the prospectus supplement to the base prospectus filed in accordance with the provisions of Rule 430B of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 of the Securities Act Regulations.

“Registration Statement” means the Company’s registration statement on Form F-3 (File No. 333-169320), including a base prospectus, covering the registration of the shares of Common Stock to be issued in the Offering under the Securities Act, as the same has been, and may be, amended from time to time hereafter and filed with the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

Section 8. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Shares will include the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(ii) By accepting the certificates bearing the aforesaid legend, the Purchaser agrees, prior to any permitted transfer of the Shares represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the following provisions shall apply:

(x) if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Shares may be effected without registration under the Securities Act and applicable state securities acts, the Company shall promptly thereafter notify the Purchaser, whereupon the Purchaser shall be entitled to transfer such Shares, all in accordance with the terms of the notice delivered by the Purchaser and upon such further terms and conditions as shall be required to ensure compliance with the Securities Act and the applicable state securities acts, and, upon surrender of the certificate evidencing such Shares, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the applicable state securities acts; and

(y) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Shares may not be effected without registration under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to the Purchaser, and such proposed transfer shall not be made unless such registration is then in effect.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts, taken together, shall constitute one and the same Agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. The general corporation law of the State of New York shall govern all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

if to the Company, to:

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attn: Angeliki Frangou, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017

Attn: Todd E. Mason, Esq.

and if to Purchaser:

Navios Maritime Holdings Inc.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attn: Angeliki Frangou, Chief Executive Officer

or in any case to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

I. Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:	NAVIOS MARITIME ACQUISITION CORPORATION

	By:	/s/ Leonidas Korres
	Name:	Leonidas Korres
	Title:	Chief Financial Officer

PURCHASER:	NAVIOS MARITIME HOLDINGS INC.

	By:	/s/ Vasiliki Papaefthymiou
	Name:	Vasiliki Papaefthymiou
	Title:	Executive Vice President—Legal

[Signature Page Securities Purchase Agreement]